UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 07, 2023

EARGO, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39616	27-3879804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2665 North First Street, Suite 300
San Jose, California		95134
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 351-7700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EAR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the annual meeting of stockholders of Eargo, Inc. (the “Company”) held on June 7, 2023 (the “Annual Meeting”), the Company’s stockholders approved an amendment to the Company’s 2020 Incentive Award Plan (as amended, the “2020 Plan”). The board of directors of the Company had previously approved the 2020 Plan on February 1, 2023, subject to stockholder approval. The amendment increases the total number of shares of common stock authorized for issuance under the 2020 Plan by 2,414,745 shares.

The foregoing description of the 2020 Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the 2020 Plan, which is filed as Exhibit 10.3(a) to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2023. A more detailed description of the 2020 Plan can be found under the heading “Proposal No. 4: Amendment to the Eargo, Inc. 2020 Incentive Award Plan” on pages 32 to 37 of the Company’s definitive proxy statement on Schedule 14A relating to the Annual Meeting, which was filed with the SEC on April 24, 2023, and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on June 7, 2023. A total of 18,747,296 shares of the Company’s common stock were present in person or represented by proxy at the Annual Meeting, representing approximately 90.38% of the Company’s common stock entitled to vote as of April 13, 2023 (the “Record Date”). The following is a brief description of each matter voted upon at the Annual Meeting and the number of votes cast for, withheld or cast against, the number of abstentions and the number of broker non-votes with respect to each matter, as applicable.

1. The election of two director nominees to serve as Class III directors for a three-year term to expire at the 2026 annual meeting of stockholders and until his or her successor is duly elected and qualified. Each of the following Class III directors was elected by the votes indicated.

	For	Withheld	Broker Non-Votes
Katie Bayne	17,398,936	501,141	847,219
Karr Narula	17,606,274	293,803	847,219

2. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The selection was ratified by the votes indicated.

For	Against	Abstain
18,503,075	9,588	234,633

3. The approval on a non-binding, advisory basis of the compensation of the Company’s named executive officers (“NEOs”). The compensation of the NEOs was approved on an advisory, non-binding basis by the votes indicated.

For	Against	Abstain	Broker Non-Votes
17,620,232	47,191	232,654	847,219

4. The adoption of an amendment to the 2020 Plan to increase the number of shares of common stock authorized for issuance thereunder. The amendment was adopted by the votes indicated.

For	Against	Abstain	Broker Non-Votes
17,352,323	314,748	233,006	847,219

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EARGO, INC.

Date:	June 9, 2023	By:	/s/Adam Laponis
Adam Laponis Chief Financial Officer